SECURITIES AND EXCHANGE COMMISSION

                                 FORM 8-K

                              CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Act of 1934

    Date of Report (Date of earliest event reported):  March 20, 1998


                            FONAR CORPORATION
__________________________________________________________________
          (Exact name of registrant as specified in its charter)

   Delaware                0-10248                11-2464137
(State or other        (Commission File        (I.R.S. Employer
jurisdiction of        Number)                 Identification No.)
incorporation)


                             110 Marcus Drive
                         Melville, New York 11747
                              (516) 694-2929
__________________________________________________________________
               (Address, including zip code, and telephone number of registrant's principal executive offices)



Item 2.  Acquisition or Disposition of Assets

Acquisition of New Business

              Effective March 20, 1998, Fonar Corporation's (the "Company" or "Fonar") wholly-owned subsidiary, U.S. Health Management Corporation ("HMC") acquired 100% of the issued and outstanding stock of A & A Services, Inc. ("A & A Services"), a management services organization
(MSO) engaged in the business of managing four primary care practices located in Queens County, New York (the "Practices").

              The Acquired Company provides the Practices with management services, office space, equipment, repair and maintenance service for the equipment and clerical and other non-medical personnel.

              The Practices are primary care practices specializing in Family Medicine. The office locations for the Practices are located in Woodhaven, Richmond Hill, Corona and Ridgewood in Queens County, New York.

Consideration

              Pursuant to the terms of the stock purchase agreement (the "Stock Purchase Agreement"), the former shareholders of A & A Services (the "Sellers") will receive, in the aggregate, ten million dollars ($10,000,000) payable in a combination of cash, promissory notes and HMC stock.

              Additional consideration is payable to the Sellers depending on financial performance in the first five years following the closing, as set forth in detail in the Stock Purchase Agreement.

U.S. Health Management Corporation's Reasons for Acquisitions

              U.S. Health Management Corporation ("HMC") was formed in March 1997 as a subsidiary by the Company in order to enable the Company to expand into the physician practice management (PPM) business.




Item 7.  Financial Statements and Exhibits


Financial Statements

              The financial statement required by this item will be filed no later than June 5, 1998.


Exhibits

              2.  Stock Purchase Agreement dated March 20, 1998.


                                SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FONAR CORPORATION
                                  (Registrant)


                                  By:  /s/ Raymond V. Damadian
                                       Raymond V. Damadian
                                       President and Chairman

Dated:  April 6, 1998